                                                                     EXHIBIT 1.1

                              TERMINATION AGREEMENT

         This Termination Agreement (this "Agreement") by and between The Meridian Resource Corporation, a Texas corporation ("Meridian"), and Shell Louisiana Onshore Properties Inc., a Delaware corporation ("SLOPI"), is entered into this 29th day of January, 2001.

                                   WITNESSETH

         WHEREAS, Meridian and SLOPI entered into that certain Option and Standstill Agreement dated July 17, 2000 (the "Option Agreement");

         WHEREAS, in connection with Meridian's exercise of the Option (as defined in the Option Agreement), Meridian and SLOPI propose to enter into various agreements, including a Registration Rights Agreement dated the date hereof;

         WHEREAS, Meridian and SLOPI entered into that certain Stock Rights and Restrictions Agreement dated June 30, 1998 (the "Stock Rights and Restrictions Agreement"), a copy of which is attached to this Agreement as ANNEX A, and that certain Registration Rights Agreement dated June 30, 1998 (the "1998 Registration Rights Agreement"), a copy of which is attached to this Agreement as ANNEX B; and

         WHEREAS, Meridian and SLOPI desire to terminate the Stock Rights and Restrictions Agreement and the 1998 Registration Rights Agreement upon the closing of the exercise of the Option (the "Effective Time").

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Meridian and SLOPI mutually agree that the Stock Rights and Restrictions Agreement and the 1998 Registration Rights Agreement shall be terminated and canceled and shall be of no further force and effect as of the Effective Time. Meridian and SLOPI mutually agree that Section 2.1(c) of the Stock Rights and Restrictions Agreement will not survive the termination of the Stock Rights and Restrictions Agreement.

         2. This Agreement constitutes the entire understanding and agreement between Meridian and SLOPI with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between them relating to the same subject matter.



                         (SIGNATURES BEGIN ON NEXT PAGE)

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement on the date first written above.

                                        THE MERIDIAN RESOURCE CORPORATION


                                                /s/ Joseph A. Reeves Jr.
                                        ---------------------------------------
                                                 Joseph A. Reeves, Jr.
                                                 Chairman of the Board
                                              and Chief Executive Officer


                                        SHELL LOUISIANA ONSHORE PROPERTIES INC.


                                        By: /s/ R. V. Deere
                                           -------------------------------------
                                        Name: R. V. Deere
                                             -----------------------------------
                                        Title: Treasurer
                                              ----------------------------------

                             ANNEX A TO EXHIBIT 1.1

                     STOCK RIGHTS AND RESTRICTIONS AGREEMENT


         STOCK RIGHTS AND RESTRICTIONS AGREEMENT, dated as of June 30, 1998, between The Meridian Resource Corporation, a Texas corporation ("TMR"), and Shell Louisiana Onshore Properties Inc., a Delaware corporation ("SLOPI").

                                    RECITALS:

         A. After giving effect to the Closing (as defined below), SLOPI owns 12,082,030 shares of Common Stock (the "Common Shares") and 3,982,906 shares of Preferred Stock (the "Preferred Shares") (together with any additional Common Shares or Preferred Shares which SLOPI or any Affiliate of Shell (as defined below) may from time to time own (collectively, the "Shares")).

         B. After giving effect to the Closing, the number of directors constituting the whole Board of Directors of TMR is seven (7) and the following person is the initial Preferred Director (as defined below): J.M. Funk.

         C. The Boards of Directors of TMR and SLOPI deem it advisable to establish certain rights and restrictions with respect to the Shares.

         ACCORDINGLY, premises considered, the parties have entered into this Agreement.

         1. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Affiliate" shall mean, with respect to any specified Person, any other Person, directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, "controlling," "controlled by," and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise and, with respect to a corporation or partnership, control shall mean direct or indirect ownership of more than fifty percent (50%) of the voting stock or general partnership interest or voting interest in any such corporation or partnership.

                  (b) "Allocated Price Per Share" shall mean the then existing conversion price of the Preferred Shares (or if all of the Preferred Shares shall have been converted, the conversion price that would have then been in existence had the Preferred Shares not been so converted) as the same may be adjusted from time to time in accordance with the terms thereof.

                  (c) "Applicable Percentage" shall mean 21%.

                  (d) "Average Per Share Market Value" of shares of Common Stock shall mean the average of the Per Share Market Value of such shares for the 30 Trading Days immediately preceding (and excluding) the relevant date.

                  (e) "Beneficially Own" shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act in effect on the date hereof. "Beneficial Owner" and "Beneficial Ownership" shall have correlative meanings.

                  (f) "Business Combination Transaction" shall mean a merger, consolidation, "business combination" as defined in Part Thirteen of the TBCA as in effect on the date hereof, compulsory share exchange, recapitalization or other transaction in which TMR is a constituent corporation or to which TMR is a party and pursuant to which the shares of Common Stock are exchanged for cash, securities or other property or a sale of all or substantially all of the assets of TMR and its Subsidiaries, taken as a whole; provided that none of the following shall be deemed a Business Combination Transaction for purposes of this Agreement: (i) a merger, consolidation, compulsory share exchange, recapitalization or other transaction in which the Beneficial Ownership of the capital stock of TMR or the surviving corporation of the transaction (or of the ultimate parent of TMR or of such surviving corporation) immediately after the consummation of such transaction is substantially the same as the ownership of the capital stock of TMR immediately prior to the consummation of the transaction or (ii) a merger (A) in which TMR is the surviving corporation, (B) in which all shares of Common Stock immediately prior to the consummation of such merger remain outstanding immediately after the consummation thereof, (C) as a result of the consummation of which no Person will own a majority of the then outstanding shares of Common Stock and (D) following the consummation of which the Continuing Directors will represent a majority of the Board of Directors of TMR.

                  (g) "Certificate of Designation" for the Preferred Shares shall have the meaning assigned to such term in the Merger Agreement.

                  (h) "Closing" shall have the meaning assigned to such term in the Merger Agreement.

                  (i) "Common Shares" shall have the meaning set forth in Recital A.

                  (j) "Common Stock" shall mean TMR's common stock, par value $0.01 per share, and any shares of common stock or similar securities into which the common stock of TMR are hereafter reclassified into or exchanged for.

                  (k) "Continuing Director" shall mean (i) any member of the Board of Directors of TMR, while such person is a member of such Board of Directors, who (1) was a member of the Board of Directors of TMR prior to the Effective Time or (2) is recommended or elected to the Board of Directors by a majority of the Continuing Directors to fill a vacancy arising as a result of an increase in the number of directors of TMR occurring after the date hereof, and
(ii) any successor of a Continuing Director, while such successor is a member of the Board of Directors of TMR, who is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors. Notwithstanding anything to the contrary in this definition, for purposes of this Agreement, the SLOPI Designee(s) or Preferred Director(s) shall not be considered Continuing Directors.

                  (l) "Deficiency Amount" shall mean with respect to any sale by SLOPI or its Affiliates of Common Shares which were issued upon the conversion of Preferred Shares, (i) the product of (x) the number of Common Shares sold by SLOPI or its Affiliates in such sale at a per share price that is less than the Allocated Price Per Share, times (y) the amount by which the per share sales price is less than the Allocated Price Per Share. If Common Shares are sold in a Public Offering, then the net proceeds to selling shareholder (after reasonable and customary underwriting discounts, commissions, placement fees and expenses of sale, excluding expenses for Security Holder's legal counsel) shall be deemed to be the sales price. If Common Shares are sold in a Private Placement or any transaction other than Public Offering, then the sales price shall be deemed to be the greater of (i) the actual sales price or (ii) the Average Per Share Market Value of the Common Stock relating to the date of such sale.

                  (m) "Director Election Date" shall have the meaning set forth in Section 2.2(b).

                  (n) "Director Percentage" shall have the meaning set forth in
Section 2.2(b).

                  (o) "Effective Time" shall have the meaning assigned to such term in the Merger Agreement.

                  (p) "E&P Company" shall have the meaning set forth in the definition of Private Placement.

                  (q) "Excess Shares" shall have the meaning set forth in
Section 2.5.

                  (r) "Exchangeable Security" shall mean a security of any type, including but not limited to debt, equity, warrants or other rights, issued by TMR or representing the right to acquire Voting Shares from TMR upon exchange, conversion or exercise thereof.

                  (s) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute as in effect from time to time.

                  (t) "Fully Diluted Shares" shall mean, at any time, the sum of
(i) the shares of Common Stock then outstanding plus (ii) the number of shares of Common Stock reserved for issuance or issuable in connection with the exercise, exchange or conversion of options, warrants or securities of TMR then outstanding which are exercisable or exchangeable for shares of Common Stock or are convertible into shares of Common Stock (including, without limitation, the Preferred Shares).

                  (u) "Merger Agreement" shall mean the Agreement and Plan of Merger dated March 27, 1998 among TMR, LOPI Acquisition Corp., SLOPI, and Louisiana Onshore Properties Inc.

                  (v) "Per Share Market Value" means on any particular date (a) the last sale price per share of the Common Stock on such date on the principal stock exchange on which the Common Stock has been listed or, if there is no such price on such date, then the last price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on any stock exchange, the final bid price for a share of Common Stock in the over-the-counter market, as reported by The Nasdaq Stock Market at the close of business on such date, or the last sales price if such price is reported and final bid prices are not available, or (c) if the Common Stock is not quoted on The Nasdaq Stock Market, the bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or (d) if the

Common Stock is no longer publicly traded, as determined by one of the investment banking firms listed on Schedule I, as selected by SLOPI.

                  (w) "Person" shall mean any individual, firm, partnership, association, group (as such term is defined in Section 13(d)(3) of the Exchange Act, as in effect on the date hereof), corporation, trust, business trust or other entity, and includes any successor (by merger or otherwise) of any such entity.

                  (x) "Preferred Director" shall have the meaning assigned to such term in the Certificate of Designation for the Preferred Stock.

                  (y) "Preferred Shares" shall have the meaning set forth in Recital A.

                  (z) "Preferred Stock" shall mean TMR's Series A Cumulative Convertible Preferred Stock, par value $1.00 per share.

                  (aa) "Private Placement" shall mean a Transfer of Shares pursuant to a transaction not involving a Pubic Offering; provided, however, that (A) the sale of Shares pursuant to a tender or exchange offer is not a Private Placement; (B) a Private Placement shall not include a Transfer to any Person who, directly or indirectly, has as one of its material businesses the exploration, development or production of crude oil or natural gas (an "E&P Company") if, as a result of such Private Placement, such E&P Company would Beneficially Own and/or have the right to acquire upon conversion of shares of Preferred Stock, such number of shares of Common Stock as would constitute 10% or more of the then outstanding shares of Common Stock, (x) unless any such E&P Company acquiring such amount of securities enters into an agreement with TMR limiting the Transfer of such shares on substantially the same terms as this Agreement except that the term of such agreement shall be 10 years from the date of such agreement and (y) if any such E&P Company is acquiring registration rights under the Registration Rights Agreement (as defined in the Merger Agreement), it must agree that, although any underwriter for such E&P Company shall have customary access to TMR to perform its due diligence obligations, such underwriter will be subject to confidentiality obligations that prohibit the sharing or disclosure of non-public information with such E&P Company; and
(C) a private placement shall not include a Transfer of Shares to any Person in which following such Transfer such Person Beneficially Owns or has the right to acquire upon conversion of the Preferred Stock more than 10% of the Common Stock of TMR unless such Person enters into an agreement with TMR with terms and conditions restricting the Transfer of such Shares substantially similar to those contained herein except that the term of such agreement shall be for 10 years from the date of such agreement. For purposes of the foregoing, in determining whether any Person Beneficially Owns shares of Common Stock or shares of Preferred Stock, SLOPI and its Affiliates shall be entitled to rely exclusively on the existence or non-existence of any reports on Schedule 13D that may have been filed by such Person with the SEC, without having to make any inquiry of such Person or otherwise.

                  (ab) "Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement which has been declared effective by the SEC under the Securities Act.

                  (ac) "Relevant Date" shall have the meaning set forth in
Section 2.4(k).

                  (ad) "Rule 144" and "Rule 145" shall mean Rule 144 and Rule 145 adopted by the SEC under the Securities Act, or any successor rule.

                  (ae) "SEC" shall mean the Securities and Exchange Commission.

                  (af) "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute as in effect from time to time.

                  (ag) "Shares" shall have the meaning set forth in Recital A.

                  (ah) "Shell" shall mean Shell Oil Company, a Delaware corporation, which is an Affiliate of SLOPI.

                  (ai) "Subsidiary" shall mean, with respect to any Person, any other Person of which at least a majority of the voting power of the voting equity securities or voting equity interest is owned, directly or indirectly, by such Person.

                  (aj) "SLOPI" shall have the meaning set forth in the first paragraph hereof; and the term "SLOPI" shall include SLOPI and its Affiliates unless the context otherwise requires.

                  (ak) "SLOPI Designee(s)" shall have the meaning set forth in
Section 2.2(b) hereof.

                  (al) "TBCA" shall have the meaning set forth in Section
2.1(c).

                  (am) "TMR" shall have the meaning set forth in the first paragraph of this Agreement.

                  (an) "Trading Days" means (a) a day on which the Common Stock is traded on the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by The Nasdaq Stock Market, or (c) if the Common Stock is not quoted on The Nasdaq Stock Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

                  (ao) "Transfer" shall have the meaning set forth in Section
2.4 hereof.

                  (ap) "Voting Shares" shall mean the Common Stock and any other securities of TMR having voting power under ordinary circumstances with respect to the election of directors of TMR.

         2. SHARE RIGHTS AND RESTRICTIONS.

                  2.1 Limitation on Certain Transactions.

                           (a) Except as otherwise permitted by this Agreement,
SLOPI agrees that SLOPI shall not, during the period from the date of this Agreement until its termination, (i) engage, or propose to engage, in any Business Combination Transaction with TMR, or (ii) make any proposal to TMR, the Board of Directors of TMR or the shareholders of TMR with respect to a tender offer or exchange offer for shares of Common Stock or a liquidation of TMR, unless either (A) such transaction shall have been approved by a majority of the Continuing Directors or (B) (x) the third anniversary of the date of this Agreement shall have occurred and (y) on the date when such transaction is proposed, either no Preferred Director(s) or SLOPI Designee(s) shall be serving on the Board of Directors of TMR or SLOPI and its Affiliates collectively shall Beneficially Own less than 21% of the then outstanding Common Stock.

                           (b) Except as otherwise permitted by this Agreement,
SLOPI agrees that SLOPI shall not, during the period from the date of this Agreement until its termination, (i) request or solicit any Person (A) to make a tender or exchange offer for shares of Common Stock or (B) to make a proposal for a Business Combination Transaction, unless either (A) a majority of the Continuing Directors shall have approved of SLOPI taking such action or (B) (x) the third anniversary of the date of this Agreement shall have occurred on the date when such action is first requested or solicited by SLOPI and (y) either no SLOPI Designee(s) or Preferred Director(s) shall be serving on the Board of Directors of TMR or SLOPI and its Affiliates shall collectively Beneficially Own less than 21% of the then outstanding Common Stock.

                           (c) In connection with the Merger, TMR's Board of
Directors has taken all action to assure that (i) no state takeover statute or similar statute will apply to the Merger or to any of the transactions contemplated in the Merger Agreement or the items referenced to in Section 2.3(w), (x), (y) and (z), (ii) Article Eight of TMR's Articles of Incorporation will not apply to the Merger or any of the transactions contemplated in the Merger Agreement or in the documents attached thereto, and (iii) Part Thirteen of the Texas Business Corporation Act ("TBCA") will not apply to the Merger or any of the transactions contemplated in the Merger Agreement or the items referenced to in Section 2.3(w), (x), (y) and (z). Further, TMR has no "poison pill" or takeover defense mechanism other than Article Eight of TMR's Articles of Incorporation except those that exclude SLOPI and its Affiliates from all effects thereof. TMR shall not amend or modify any of the foregoing actions nor shall TMR implement any new, additional, amended or modified poison pill or takeover defense mechanism, unless, in each and every such case, provision shall be made to exclude SLOPI and its Affiliates from all effects thereof. This
Section 2.1(c) shall survive the termination of this Agreement.

                           (d) TMR and SLOPI agree that the operative
provisions, as presently in effect, of Article Eight of TMR's Articles of Incorporation and Part Thirteen of the TBCA will apply to any business combination transaction covered by said Article Eight or Part Thirteen between SLOPI and its Affiliates and TMR for the term of this Agreement, notwithstanding that the operative provisions of said Article Eight and Part Thirteen might otherwise be applicable for a shorter period of time.

                  2.2 TMR Board of Directors.

                           (a) Subject to restrictions of applicable law and
unless this Agreement has been terminated, on the Director Election Date (defined below), TMR shall appoint SLOPI Designee(s) (defined below) to fill the vacancies created by the removal of the Preferred Director(s) in accordance with the Certificate of Designation for the Preferred Stock, to serve until their successors are elected or their earlier resignation or removal.

                           (b) From and after the date on which all the
Preferred Shares shall have been converted into Common Stock (the "Director Election Date") and until the earlier of (i) termination of this Agreement or
(ii) SLOPI and its Affiliates shall Beneficially Own Shares constituting less than 21% of the then outstanding shares of Common Stock, then, in connection with each election of directors of TMR, whether at an annual or special meeting, TMR will nominate, and, subject to the fiduciary obligations of the TMR directors, solicit proxies for, in accordance with its procedures for the nomination of, and solicitation of proxies for, management-slate directors, a number of persons designated by SLOPI (all such persons who, at any time, are or were designated by SLOPI for purposes of this Agreement are referred to herein as the "SLOPI Designee(s)") such that, after giving effect to the election of such persons to the Board of Directors of TMR, the number of SLOPI Designees then serving on the Board of Directors of TMR shall equal the product (rounded downward to the nearest whole number, but, in any event, not less than one) of
(i) the total number of directors constituting the entire Board of Directors of TMR multiplied by (ii) 20% (the "Director Percentage").

                           (c) If at any time the number of directors
constituting the Board of Directors of TMR shall decrease so that SLOPI would be entitled to designate fewer directors than are then serving as SLOPI Designees, SLOPI shall cause one or more of the SLOPI Designees serving as TMR directors to resign so that the percentage of the Board of Directors consisting of SLOPI Designees does not exceed the Director Percentage (rounded downward to the nearest whole number, but, in any event, not less than one); provided, that in no event will there ever be less than one SLOPI Designee. Further, upon termination of this Agreement in accordance with its terms, SLOPI shall cause all SLOPI Designees then serving as directors of TMR to resign immediately.

                           (d) (i) In the event that any SLOPI Designee shall
cease to serve as a director for any reason (other than as set forth in Section 2.2(c)), the vacancy resulting thereby shall be filled by the remaining directors of the Company in accordance with its Articles of Incorporation, by-laws and applicable law by a new SLOPI Designee and such new SLOPI Designee shall thereafter serve until the expiration of the term of the SLOPI Designee replaced by such new SLOPI Designee.

                               (ii) Subject to the provisions of Section 2.2(e),
if, after the Director Election Date, there shall exist at any time any vacancy or vacancies on the Board of Directors of TMR as a result of any increase in the number of directors that constitutes the entire Board of Directors of TMR, which the directors of TMR then in office intend to fill in accordance with TMR's Articles of Incorporation, by-laws and applicable law, SLOPI shall be entitled to designate one or more persons as SLOPI Designees to fill such vacancy or vacancies if and to the extent necessary so that, after giving effect to the filling of such vacancy or vacancies, the number of SLOPI Designees then serving on the Board of Directors of TMR shall equal the Director Percentage (rounded downward to the nearest whole number, but, in any event, not less than one). TMR agrees to take all actions appropriate or necessary to ensure that any SLOPI Designees designated pursuant to the preceding sentence are appointed to the Board of Directors of TMR to fill any such vacancy or vacancies filled by the Board of Directors of TMR as provided in the preceding sentence.

                           (e) Notwithstanding anything to the contrary
contained herein, no SLOPI Designee may be a person who previously has been a director of TMR and was properly removed for cause from the Board of Directors of TMR or a person who has been convicted of a felony or a crime involving moral turpitude.

                           (f) The SLOPI Designees will be furnished with all
information that is provided to all other directors of TMR (in their capacities as such) at the same time as such information is furnished to such other directors (in their capacities as such).

                           (g) SLOPI shall cause all SLOPI Designees serving as
directors of TMR to comply with the retirement policies of TMR as in effect on the date hereof or as hereafter amended or modified from time to time by the Board of Directors of TMR or its shareholders; provided that no such amendment or modification to such policies shall be binding upon SLOPI or the SLOPI Designees unless at least one SLOPI Designee shall have voted in favor of such amendment or modification at the meeting, or in the action in lieu of a meeting, of the Board of Directors of TMR at or in which it is considered.

                           (h) At all times when there is a SLOPI Designee on
TMR's Board of Directors, at least one SLOPI Designee shall be a member of each Audit Committee of the Board of Directors. Each SLOPI Designee who is a member of the Audit Committee shall have unrestricted access to TMR's independent accountants and all audit and tax work papers to the same extent as any other member of the Audit Committee.

                  2.3 Limitation on Acquisition of Additional Shares by SLOPI. From and after the date hereof, SLOPI shall not acquire any shares of Common Stock, other than the Common Shares and the Preferred Shares owned by SLOPI as of the Effective Time and after giving effect to the Closing, (i) without the prior written consent of a majority of the Continuing Directors or (ii) unless
(A) the third anniversary of the date of this Agreement shall have occurred and
(B) at the time of such acquisition no SLOPI Designee(s) or Preferred Director(s) shall be serving on the Board of Directors of TMR or SLOPI and its Affiliates would collectively Beneficially Own less than 21% of the then outstanding Common Stock; provided, however, that nothing in this Section 2.3 shall limit SLOPI's power and right (w) to convert shares of Preferred Stock into shares of Common Stock, or (x) to purchase or acquire shares as a result of any stock dividend or stock split, reclassification of the Common Stock, or the exercise or conversion of any security received by SLOPI from TMR in respect of its Shares, or (y) to receive shares of Common Stock pursuant to Section 2.7 to make up a Deficiency Amount or (z) to acquire shares of Common Stock or any TMR Exchangeable Security pursuant to Section 2.6 or to convert, exchange or exercise any such TMR Exchangeable Security.

                  2.4 Restrictions on Transfer. From and after the date hereof until the termination of this Agreement, SLOPI and its Affiliates shall not sell, transfer or otherwise convey (when used as a verb, "Transfer" and, any sale, transfer or other conveyance, a "Transfer") Beneficial Ownership of any Shares (including Shares subject to Exchangeable Securities), without the prior written consent of a majority of the Continuing Directors, which consent shall not be unreasonably withheld, except that, in any event, any and all of the following Transfers shall be permitted:

                           (a) One or more Transfers to Shell or a direct or
indirect Affiliate of Shell, provided that Shell and each such Affiliate of Shell agrees in writing with TMR to be bound by the same restrictions as are applicable to SLOPI hereunder.

                           (b) One or more Transfers to TMR or a to a direct or
indirect Subsidiary of TMR (pursuant to a tender offer or otherwise).

                           (c) One or more Transfers pursuant to a merger,
consolidation or compulsory share exchange, in which TMR is a constituent corporation.

                           (d) One or more Transfers made as a pro rata dividend
or distribution to the holders of the common stock of SLOPI or its Affiliates, provided, unless such dividend or distribution is to the public shareholders of any of the Royal Dutch/Shell Group of Companies, such holders agree in writing with TMR to be bound by the same restrictions as SLOPI hereunder.

                           (e) One or more Transfers to any Person (other than
SLOPI or any Affiliate of Shell) who shall have commenced a tender or exchange offer for shares of Common Stock if, at the time of public announcement of the tender or exchange offer: (i) SLOPI and its Affiliates collectively Beneficially Own less than 21% of the then outstanding shares of Common Stock and no SLOPI Designee or Preferred Director is serving on the TMR Board of Directors, or (ii) SLOPI and its Affiliates collectively Beneficially Own more than 21% of the then outstanding shares of Common Stock or any SLOPI Designee or Preferred Director is serving on the TMR Board of Directors, unless SLOPI and any Affiliates first provide to TMR a preferential right to purchase, for cash, all such shares which SLOPI and any Affiliates would be willing to tender or exchange at a price of 105% of the tender offer price which SLOPI and any Affiliates would be willing to accept (which shall be the market value of the security to be exchanged on such date if publicly traded or the cash equivalent value as reasonably determined in good faith by SLOPI and its Affiliates). With respect to clause
(ii) above, SLOPI and its Affiliates shall give TMR notice of its willingness to accept the tender or exchange offer at least 10 calendar days prior to its then stated expiration date and, if TMR desires to exercise its preferential purchase right, it must so notify SLOPI and its Affiliates in writing within said 10 calendar day period. Once TMR has given notice to SLOPI and its Affiliates that TMR will exercise such preferential right, then, on such then stated expiration date of the tender or exchange offer, TMR will be obligated to close the purchase and pay in full in cash, and SLOPI and its Affiliates will be obligated to sell, at the applicable 105% price notwithstanding anything that may otherwise occur with respect to the tender or exchange offer, including, without limitation, withdrawal, extension, modification, or increase or decrease in the tender or exchange price or other consideration. Once TMR has not exercised a preferential right to purchase with respect to a particular tender or exchange offer made by a particular Person, then SLOPI and its Affiliates shall not thereafter be required to make any additional preferential purchase rights available to TMR with respect to such particular tender or exchange offer, even if in such tender or exchange offer there is an extension or modification of or an increase or decrease in price or other consideration, in any tender or exchange offer made by such particular Person; provided, however, that SLOPI will be required to provide to TMR a preferential purchase right with respect to any tender or exchange offer made by each other Person or with respect to any new tender or exchange offer by such particular Person which SLOPI and its Affiliates would be willing to accept.

                           (f) From and after the following anniversaries of the
date of this Agreement, SLOPI and its Affiliates may, collectively, sell the following percentages of the number of their Common Shares in one or more Public Offerings, Private Placements and/or transactions described below in paragraphs
(h), (i), or (j):

                                                                             Percentage of
                                                                             Common Shares
                                                                        Permitted to Transfer*
          Anniversary of                                       ---------------------------------------
          this Agreement                                       Incremental*                 Aggregate*
          --------------                                       ------------                 ----------
          Second                                                   25%                           25%
          Third                                                    25%                           50%
          Fourth                                                   25%                           75%
          Fifth                                                    25%                          100%

----------

         *These time restrictions and percentages will also apply to any shares of Common Stock acquired by SLOPI and its Affiliates upon conversion of any Preferred Shares into Common Shares, which will result in additional Common Shares that can be Transferred based on the percentage limitations being applied to a greater number of Common Shares.

Notwithstanding the above, if, at any time or from time to time, SLOPI or any of its Affiliates receive Common Shares pursuant to Section 2.7 to make up a Deficiency Amount, then immediately the same number of Common Shares will be available for Transfer. Such increased availability for Transfer and any actual Transfer(s) will not reduce or delay other Transfers otherwise permitted to be made in accordance with the foregoing.

                           (g) From and after the following anniversaries of the
date of this Agreement, SLOPI may sell the following percentages of the number of its Preferred Shares in one or more Private Placements:

                                                                         Percentage of
                                                                        Preferred Shares
                                                                     Permitted to Transfer
        Anniversary of                                        ------------------------------------
        this Agreement                                        Incremental                Aggregate
        --------------                                        -----------                ---------
        Third                                                    33a%                      33a%
        Fourth                                                   33a%                      66B%
        Fifth                                                    33a%                      100%

                           (h) Subject to paragraphs (f) and (g), as such may be
modified pursuant to paragraph (k) below, one or more Transfers in accordance with Rule 144 or Rule 145.

                           (i) Subject to paragraphs (f) and (g) as such may be
modified pursuant to paragraph (k) below, one or more Transfers of Shares in a Public Offering or in a public offering (other than a Public Offering) made pursuant to a registration statement which has been declared effective by the SEC under the Securities Act (any such Public Offering or public offering, a "Registered Transaction"); provided, however, that, in connection with any such Registered Transaction, SLOPI and the Company shall obtain from the managing underwriter of such Public Offering or from each broker through which such public offering is made, as the case may be, a commitment to use its reasonable best efforts to make a broad public distribution of the Shares (including an indirect distribution of Shares as a result of a distribution of Exchangeable Securities) to be Transferred in such Registered Transaction. The managing underwriter or broker, as the case may be, will be advised that, for purposes of this Agreement, a "broad public distribution" means a distribution such that no Person is allocated for purchase in such Registered Transaction a number of Shares in excess of (A) 5% of the then outstanding shares of Common Stock (after giving effect to the offering of the Common Shares and any other securities being offered by TMR concurrently therewith in such Registered Offering) or (B) in the case of a Public Offering, in excess of 20% of the number of shares of Common Shares being offered in such Public Offering, provided that, in the case of this clause (B), there shall be disregarded Common Shares allocated for purchase by a mutual fund, a pension fund, an investment adviser (which investment adviser shall be registered under the Investment Advisers Act of 1940, as amended) for any mutual fund or pension fund, or any party who is entitled to report such party's holdings of Common Stock on Schedule 13G promulgated under the Exchange Act in light of that party's investment intent.

                           (j) Notwithstanding paragraphs (f) or (g), as such
may be modified pursuant to paragraph (k) below, such numbers of shares of Common Stock as are equal to the numbers of shares that SLOPI and its Affiliates may from time to time have received pursuant to Section 2.7 to make up a Deficiency Amount.

                           (k) Notwithstanding paragraphs (f) and (g) above, if
(i) TMR shall ever, in connection with a merger, consolidation, share exchange, or acquisition of a business or properties or similar transaction, sell or issue or commit to sell or issue 5,000,000 (as adjusted for stock splits, reverse splits, reclassifications, and similar actions) or more shares of Common Stock or TMR Exchangeable Securities that, at the time of issuance, sale or commitment and assuming full conversion, exchange or exercise thereof, represent 5,000,000 (as adjusted for stock splits, reverse splits, reclassifications, and similar actions) or more of the Voting Shares and (ii) at or prior to the meeting of the TMR Board of Directors approving any such transaction the TMR Board of Directors shall not have received an opinion letter from an investment banking firm of national recognition to the effect that the contemplated transaction is fair, from a financial point of view, to TMR, then (x) SLOPI and its Affiliates will, immediately or at any time thereafter, be permitted to Transfer an additional number of Common Shares equal to the number of shares of Common Stock and/or the Common Stock equivalent of the Voting Shares represented by the transaction as to which the requisite fairness opinion was not obtained, and (y) if such would result in earlier or greater Transfers by SLOPI and its Affiliates, the tables in paragraphs (f) and (g) shall upon the date of issuance, sale or commitment (the "Relevant Date") be revised to read, in their entirety:

         For paragraph (f):

                                                                            Percentage of Common
                                                                        Shares Permitted to Transfer*
                                                                   -------------------------------------
                 Date                                              Incremental*              Aggregate *
                 ----                                              ------------              -----------
                 Immediately                                            25%                      25%
                 1 year after Relevant Date                             25%                      50%
                 2 years after Relevant Date                            25%                      75%
                 3 years after Relevant Date                            25%                     100%


----------

*These time restrictions and percentages will also apply to any shares of Common Stock acquired by SLOPI upon conversion of any Preferred Shares into Common Shares, which will result in additional Common Shares that can be Transferred based on the percentage limitations being applied to a greater number of Common Shares.

For paragraph (g):

                                                                            Percentage of Preferred
                                                                        Shares Permitted to Transfer
                                                                   -------------------------------------
                 Date                                              Incremental                Aggregate
                 ----                                              ------------              -----------
                  Immediately                                        33 alpha%                 33 alpha%
                  1 year after Relevant Date                         33 alpha%                 66 beta%
                  2 years after Relevant Date                        33 alpha%                100%

                  2.5 Voting of Common Shares. During the term of this Agreement and prior to the conversion of all of the Preferred Shares, the following provisions will apply: SLOPI and its Affiliates shall be entitled to vote, in its or their complete discretion, and on all matters, such number of its Common Shares that, when added to the votes represented by the Preferred Shares, constitute an aggregate of up to 23% of the then outstanding votes eligible to be cast for such matter. After the conversion of all the Preferred Shares, SLOPI and its Affiliates shall be entitled to vote, in its or their complete discretion, and on all matters, such number of its Common Shares that constitute up to 23% of the then outstanding votes eligible to be cast for such matter. If only a portion of the Preferred Shares has been converted, the voting shall be prorated between the Common Stock and Preferred Stock for a total of up to 23% of the then outstanding eligible votes to be cast for such matter. With respect to those Common Shares, if any, that are in excess of the above amounts of the then outstanding votes eligible to be cast for such matter (the "Excess Shares"), SLOPI shall vote such Excess Shares pro rata with the votes of all shares, other than the Excess Shares, that are actually voted for, against or abstain from voting on each matter. Notwithstanding the previous sentence, SLOPI shall have complete discretion in voting all of its Common Shares and Preferred Shares on any matter (i) that constitutes a Business Combination Transaction,
(ii) that would involve a change of control of TMR (for purposes of this section a change in control shall mean the acquisition by a Person other than SLOPI or its Affiliates of Beneficial Ownership of more than 50% of the then outstanding shares of Common Stock), or (iii) with respect to which a vote is taken when any of the following shall have occurred or shall exist: (w) the Average Per Share Market Value for TMR's Common Stock with respect to the day in which the matter is voted upon has been less than $5.50 per share (such amount to be appropriately adjusted to give effect to stock splits, reverse splits, stock dividends, reclassifications, share exchanges, dividends and distributions for which adjustments to the conversion price of the Preferred Shares may be made),
(x) there are any accrued but unpaid
dividends on any Preferred Shares, (y) TMR shall have failed to issue the additional shares of Common Stock required to be issued pursuant to Section 2.7, or (z) there shall be a continuing and uncured default by TMR of any of its material obligations under this Agreement, the Certificate of Designation or Registration Rights Agreement (both as defined in the Merger Agreement) or the Merger Agreement. The foregoing does not limit or restrict SLOPI's or its Affiliates' complete discretion in voting its or their Preferred Shares.

                  2.6 Right to Participate in Certain Issuances by TMR.

                           (a) If, when, and for so long as, SLOPI and its
Affiliates Beneficially Own shares of Common Stock that would constitute, after giving effect to the proposed transaction (but not prior to the proposed transaction), less than the Applicable Percentage of the then outstanding shares of Common Stock, TMR shall not issue any shares of Common Stock or any Exchangeable Securities, for any consideration or in any type of transaction, unless TMR shall have first complied with, in the case of an issuance other than pursuant to Public Offering, the provisions of Section 2.6(b) or, in the case of a Public Offering, the provisions of Section 2.6(c).

                           (b) If TMR determines to issue any shares of Common
Stock or any Exchangeable Security, other than in a Public Offering, then TMR shall provide written notice of such determination to SLOPI, which notice shall include all the terms of such issuance and shall offer to SLOPI the right to purchase, at the same price and on the same terms as TMR proposes to issue such shares of Common Stock or Exchangeable Security to others (or, if TMR proposes to issue such shares of Common Stock or any Exchangeable Security other than for cash, at a cash price equal to the current market price of the Common Stock or if a Exchangeable Security, such value to be determined by agreement between TMR or SLOPI, or if the parties are unable to agree, by an investment banking firm or other asset valuation firm of national reputation selected by SLOPI from
Schedule I attached hereto (as such Schedule I may be amended in writing from time to time by both TMR and SLOPI) with the consent of a majority of the Continuing Directors, which consent shall not be unreasonably withheld, the cost of which shall be borne by TMR) a number or amount of the shares of Common Stock or Exchangeable Securities proposed to be issued that represents the right to acquire upon exercise, exchange or conversion of such Exchangeable Securities a number of Voting Shares so that, upon closing of the transaction, SLOPI and its Affiliates will Beneficially Own the Applicable Percentage of the then to be outstanding Common Stock (the "Offer Notice"). If SLOPI determines to accept the offer contained in the Offer Notice, SLOPI shall deliver a written notice to TMR indicating its acceptance within 10 days after its receipt of the Offer Notice, which notice shall indicate whether SLOPI has accepted such offer in whole or in part, and, if accepted in part, the number or amount of shares of Common Stock or Exchangeable Securities as to which such offer has been accepted (an "Acceptance Notice"). Any acceptance of the offer contained in an Offer Notice by delivery of an Acceptance Notice shall be irrevocable and shall constitute a commitment by SLOPI to purchase from TMR, and by TMR to sell to SLOPI, the number or amount of shares of Common Stock or Exchangeable Securities covered by such Acceptance Notice upon the terms contained in the Offer Notice.

                           (c) If at any time and from time to time, (i) TMR
determines to issue any shares of Common Stock or any Exchangeable Security in a Public Offering, and (ii) as a result thereof SLOPI and its Affiliates would Beneficially Own less than the Applicable Percentage of the then to be outstanding shares of Common Stock, then (y) TMR shall provide written notice of such determination to SLOPI, which notice shall include the proposed size and other terms of such issuance, to the extent then known, the name or names of any managing underwriter or placement agent(s) and the date when it is proposed that any such issuance will be made, and (z) TMR shall either sell directly or cause the underwriters or placement agent(s) to offer to SLOPI the right to purchase from TMR directly or from the underwriters or placement agent(s), at the applicable offering price, a number or amount of the shares of Common Stock, Exchangeable Securities or other securities proposed to be issued that, if purchased by SLOPI, would permit SLOPI and its Affiliates to Beneficially Own a number of shares of Common Stock equal to Applicable Percentage of the then to be outstanding Common Stock after closing the proposed issuance.

                  2.7 TMR Support of Certain Stock Sales.

                           (a) In the event that, from time to time, SLOPI
and/or any Affiliate of SLOPI or of Shell shall sell any of the Common Shares to be issued upon conversion of Preferred Shares and the net proceeds (after reasonable and customary commissions, underwriters discounts, placement fees and expenses of sale, excluding expenses of legal counsel for the selling shareholder(s)) received by SLOPI or such Affiliate for such Common Shares shall result in a Deficiency Amount, then TMR shall, at its option, (i) pay to SLOPI an amount of cash equal to the Deficiency Amount or (ii) issue to SLOPI or such Affiliate additional fully paid and non-assessable shares of Common Stock equal in value to the Deficiency Amount. All shares of Common Stock issued by TMR in respect of a Deficiency Amount (i) shall be valued in the manner set forth in the definition of Deficiency Amount and (ii) shall be issued as of the closing of such sale. If TMR issues shares of Common Stock in respect of a Deficiency Amount, then TMR will cause such shares to be listed for trading on the principal stock exchange for the Common Stock.

                           (b) In the event, (i) SLOPI shall propose to Transfer
Shares to a person who has committed to purchase such Shares pursuant to a transaction not involving a Public Offering at a time when SLOPI is authorized to sell such Shares, (ii) under the terms of this Agreement, such person would be required to enter into an agreement with TMR and such person and TMR are unable to effect such agreement, and (iii) SLOPI shall subsequently sell such Shares pursuant to a Public Offering, TMR shall pay the reasonable and customary commissions, underwriters discounts and expenses of sale payable by SLOPI in such sale, excluding expenses of legal counsel for SLOPI. If this Section 2.7(b) shall be applicable in the circumstances, then this Section shall control over
Section 2.C (11) g of the Registration Rights Agreement.

         3. STOCK CERTIFICATES AND OTHER RESTRICTIONS.

                  3.1 Endorsement of Certificates.

                           (a) All certificates representing Shares shall,
subject to Section 3.1(c), bear the following legend:

                  "THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF A STOCK RIGHTS AND RESTRICTIONS AGREEMENT BETWEEN THE MERIDIAN RESOURCE CORPORATION AND SHELL LOUISIANA ONSHORE PROPERTIES, INC. DATED AS OF JUNE 30, 1998. A COPY OF

         SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL BUSINESS OFFICE OF THE MERIDIAN RESOURCE CORPORATION."

                           (b) All certificates representing Shares shall,
subject to Section 3.1(c), bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE CONVEYED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO RULE 144 UNDER THE ACT, UNLESS THE COMPANY SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR TMR ENERGY CORPORATION, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED."

                           (c) After such time as either of the legends set
forth in Sections 3.1(a) and (b) is no longer required hereunder (including without limitation as a result of the termination of this Agreement in accordance with its terms) or if the securities represented by a certificate have been registered under the Securities Act pursuant to an effective registration statement or are to be sold pursuant to Rule 144, or if the Company shall have been furnished with an opinion of counsel, which opinion shall be reasonably satisfactory to counsel for TMR, that registration under the Securities Act is not required, as the case may be, then, in any such event, upon the request of SLOPI, TMR shall cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear any legend.

                  3.2 Improper Transfer. Any attempt by SLOPI or its Affiliates to Transfer any Shares other than in accordance with this Agreement shall be null and void and neither TMR nor any transfer agent for such securities shall be required to give any effect to such attempted Transfer in its stock records.

         4. GENERAL PROVISIONS.

                  4.1 Representations and Warranties.

                           (a) TMR represents and warrants to SLOPI that (i) TMR
is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement by TMR and the consummation by TMR of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TMR and no other corporate proceedings on the part of TMR are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (iii) this Agreement has been duly executed and delivered by TMR and constitutes a valid and binding obligation of TMR, and, assuming this Agreement constitutes a valid and binding obligation of SLOPI, is enforceable against TMR in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

                           (b) SLOPI represents and warrants to TMR that (i)
SLOPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement by SLOPI and the consummation by SLOPI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SLOPI and no other corporate proceedings on the part of SLOPI are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (iii) this Agreement has been duly executed and delivered by SLOPI and constitutes a valid and binding obligation of SLOPI, and, assuming this Agreement constitutes a valid and binding obligation of TMR, is enforceable against SLOPI in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

                  4.2 Amendment and Modification; Waiver of Compliance. This Agreement may be amended or waived only by written instrument duly executed by the parties. In the event of the amendment or modification of this Agreement in accordance with its terms, the Board of Directors of TMR shall adopt any amendment to the by-laws of TMR that may be required as a result of such amendment or modification to this Agreement, and, if required, shall propose any amendment to the Certificate of Incorporation that may be required as a result of such amendment or modification to this Agreement to the TMR shareholders entitled to vote thereon at a meeting duly called and held for such purpose, and shall recommend that the TMR shareholders vote in favor of such amendment to the Certificate of Incorporation.

                  4.3 Injunctive Relief. Each of the parties hereto hereby acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy of law. Each of the parties therefore agrees that in the event of a breach of any material provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled in equity or at law.

                  4.4 Bylaws. At all times while this Agreement shall be in effect, TMR shall cause its Bylaws to conform to the provisions of this Agreement, including by causing its Bylaws to be amended.

                  4.5 No Adoption or Amendment of Rights Plan. During the term of this Agreement, TMR's Board of Directors shall not adopt any shareholder rights plan or amend any rights plan without the approval of a majority of the SLOPI Designee(s) or Preferred Director(s) then on the Board of Directors of TMR unless such plan exempts SLOPI and its Affiliates from all effects thereof.

                  4.6 Limitation on Reductions of Public Float by TMR. TMR shall not take any action, including without limitation an acquisition by TMR or any of its Affiliates of shares of Common Stock then outstanding, or a recapitalization by TMR, which would reduce the number of shares of Common Stock held by Persons other than SLOPI, TMR or any Affiliate of either SLOPI or TMR to less than the minimum number required to maintain TMR's listing on the New York Stock Exchange, without the prior written consent of SLOPI.

                  4.7 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts of law thereof.

                  4.8 Termination.

                           (a) This Agreement may be terminated:

                                    (i) by the mutual written consent of the
parties hereto;

                                    (ii) by SLOPI or TMR if SLOPI shall have
become the Beneficial Owner of less than 10% of the Fully Diluted Shares; or

                                    (iii) by SLOPI if any Person (other than
SLOPI or any Affiliate of SLOPI) shall have proposed to TMR a Business Combination Transaction and a majority of the Continuing Directors shall have approved such proposal or shall have retained (or authorized TMR to retain) the services of an investment banking firm and shall have instructed such investment banking firm to solicit indications of interest with respect to a Business Combination Transaction; provided that, if a proposal with respect to a Business Combination Transaction referred to in this clause (iii) shall have been terminated or withdrawn by the Person who made such proposal and SLOPI shall have withdrawn, terminated or permitted to expire any tender or exchange offer or proposal with respect to a Business Combination Transaction made by SLOPI, then the provisions of this Agreement shall thereafter be reinstated (without liability to any party for any failure to have complied with the terms and provisions of this Agreement during the period when it shall have been terminated in accordance with this Section 4.8(a)(iii)) and this Agreement shall thereafter continue in full force and effect in accordance with its terms; or

                                    (iv) by SLOPI if (A) any Person other than
SLOPI or its Affiliates shall have acquired Beneficial Ownership of 20% (or, if lower, the percentage specified in the definition of "Affiliated Shareholder" in Part Thirteen of the TBCA, as amended from time to time), or more of the Voting Shares and such Person shall not have entered into an agreement with TMR containing restrictions and other provisions at least as favorable to TMR as those contained in this Agreement; or

                                    (v) by SLOPI if the Continuing Directors
shall not constitute a majority of the Board of Directors of TMR; or

                                    (vi) by SLOPI if TMR shall have breached any
material provision of this Agreement, the Merger Agreement, or the Certificate of Designation or the Registration Rights Agreement (both as defined in the Merger Agreement) and SLOPI shall have delivered a written notice of such breach to TMR; provided that, if such breach is reasonably susceptible of cure and TMR shall proceed diligently to cure such breach, then this Agreement shall not be terminated unless such breach shall not have been cured on or prior to the fifth day after the delivery of written notice by SLOPI to TMR that TMR has breached a material provision of any such instrument; or

                                    (vii) by SLOPI if (x) TMR shall seek relief
under any bankruptcy, insolvency, receivership, custodianship, trusteeship, liquidation, reorganization, composition, readjustment, moratorium or similar law (an "Insolvency Law"); or (y) a proceeding or case shall be commenced under an Insolvency Law by a third party against TMR and such proceeding or case shall continue undismissed or unstayed for 60 days; or (z) an order for relief under an Insolvency Law shall be entered against TMR.

                           (b) Unless this Agreement shall have been earlier
terminated as provided in Section 4.8(a), this Agreement shall terminate on the 10th anniversary of the date of this Agreement.

                  4.9 Notices. All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing and effective when received, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows:

                           (a)      If to TMR:

                                    The Meridian Resource Corporation
                                    15995 N. Barkers Landing, Suite 300
                                    Houston, Texas 77079
                                    Attention:   Joseph A. Reeves, Jr., Chairman
                                                 and Chief Executive Officer
                                    Fax: (281) 558-5595

                                    with a copy to:

                                    Fulbright & Jaworski L.L.P.
                                    1301 McKinney Street, Suite 5100
                                    Houston, Texas 77010
                                    Attention: Curtis W. Huff
                                    Fax: (713) 651-5246

                           (b)      If to SLOPI:

                                    Shell Louisiana Onshore Properties Inc.
                                    P.O. Box 7986
                                    Newark, Delaware 19714
                                    Attention: Corporate Secretary

                                    with a copy to:

                                    Shell Oil Company Legal Firm
                                    P.O. Box 2463
                                    Houston, Texas 77252
                                    Attention: Danna M. Walton
                                    Fax: 713-241-5056

                  4.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                  4.11 Entire Agreement. Except as otherwise expressly stated herein, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Except for the permitted Transfers to Shell and Affiliates of Shell or SLOPI and except as otherwise expressly permitted or contemplated herein, the rights and obligations under this Agreement shall not be assigned by operation of law or otherwise. Nothing in this Agreement shall be construed as prohibiting TMR from effecting a merger, consolidation or other similar transaction with another entity, provided that
(i) the operative terms of this Agreement shall be applied in respect of any such transaction and (ii) under the express terms of such transaction this Agreement will be continued in effect by TMR or any successor thereto.

                  4.12 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and to Shell and the Affiliates of Shell and SLOPI if they receive Permitted Transfers in accordance with this Agreement. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as expressly otherwise contemplated herein.

                  4.13 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  4.14 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  4.15 Audit Rights. SLOPI shall have the right to perform, directly or through its representatives, periodic audits of TMR and its subsidiaries. The audits may cover financial transactions, operational matters, and other areas deemed appropriate. The audit frequency will not be more than once a year. The scope of the audits will be determined by SLOPI. SLOPI will utilize TMR's independent auditor, Ernst & Young LLP or such other firm as may then be TMR's outside auditors ("E&Y"), to conduct the audits as long as E&Y performs to SLOPI's satisfaction. SLOPI reserves the right to use a different E&Y partner to conduct any audit. SLOPI personnel or representatives may participate in the audit and/or review all audit work papers. SLOPI will bear the cost of the audits.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              THE MERIDIAN RESOURCE CORPORATION


                              By: /s/ Joseph A. Reeves
                                 ------------------------------------
                              Name: Joseph A. Reeves
                                   ----------------------------------
                              Title: Chief Executive Officer
                                    ---------------------------------

                              SHELL LOUISIANA ONSHORE PROPERTIES INC.


                              By: /s/ S. P. Methvin
                                 ------------------------------------
                              Name: S. P. Methvin
                                   ----------------------------------
                              Title: President
                                    ---------------------------------

                                   SCHEDULE I

                      List of Acceptable Investment Banking
                            and Asset Valuation Firms


1.       Goldman Sachs

2.       CS First Boston

3.       Merrill Lynch

4.       Chase Securities

5.       Smith Barney

6.       Donaldson Lufkin Jenrette

7.       Petrie Parkman

8.       Dain Rauscher

9.       Morgan Stanley

10.      Howard Weil

The above list may be revised from time to time by a written instrument signed by both TMR and SLOPI.

                             ANNEX B TO EXHIBIT 1.1

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated June 30, 1998 by and between The Meridian Resource Corporation, a Texas corporation (the "Company"), and Shell Louisiana Onshore Properties Inc., a Delaware corporation ("Security Holder").

                                   WITNESSETH:

         WHEREAS, the Company and Security Holder have entered into an Agreement and Plan of Merger dated as of March 27, 1998 (the "Merger Agreement") which provides, among other things, for the execution of this Agreement;

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement the parties hereto agree as follows:

         Section 1. Definitions. The terms defined in this Section, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified. Terms not defined in this Agreement, and defined in the Merger Agreement have the meanings assigned them in the Merger Agreement.

         "Agreement" shall mean this Registration Rights Agreement.

         "Commission" shall mean the United States Securities and Exchange Commission.

         "Common Stock" shall mean the Company's authorized Common Stock, par value $0.01 per share.

         "Company" shall mean The Meridian Resource Corporation, a Texas corporation, and any successor corporation by merger, consolidation or otherwise and any parent corporation resulting from the merger or consolidation of the Company with or into a subsidiary of another corporation.

         "Eligible Stock" means the issued and outstanding shares of Common Stock (i) that have been issued pursuant to the Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, the Security Holder, LOPI Acquisition Corp. and Louisiana Onshore Properties, Inc., (ii) that have been issued upon conversion of the Series A Convertible Preferred Stock issued pursuant to the Merger Agreement; (iii) that have been purchased by the Security Holder upon the exercise of its rights pursuant to the Stock Rights and Restrictions Agreement; and (iv) that may be issued pursuant to Section 2.7 of the Stock Rights and Restriction Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

         "Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act.

         "Registrable Securities" shall mean that portion of the shares of Eligible Stock that any Security Holder is permitted to sell under Section 2.4(f) of the Stock Rights and Restriction Agreement, as such Section may be adjusted in accordance with terms of such Agreement.

         "Registration" shall mean the registration under the Securities Act of Registrable Securities pursuant to either Section 2.A hereof or 2.B hereof.

         "Registration Statement" shall mean a registration statement filed under the Securities Act or a similar document filed pursuant to any other statute then in effect corresponding to the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Security Holder" shall mean Shell Louisiana Onshore Properties Inc., a Delaware corporation, its permitted assigns, or any affiliate thereof holding Common Stock or any successor corporation to any of the foregoing by merger or consolidation or otherwise.

         "Stock Rights and Restrictions Agreement" means that certain Stock Rights and Restrictions Agreement of even date herewith between the Company and the Security Holder.

         Section 2. Registration Rights.

         A. Demand Registrations. Subject to the provisions of Section 5 in the event of assignment of this Agreement, if the Company shall receive a written request from Security Holder requesting that the Company file a Registration Statement relating to Registrable Securities, the Company will as promptly as practicable prepare and file a Registration Statement and use reasonable best efforts to cause the Registration Statement to become effective; subject, however, to the following provisions:

                  (1) the Company shall be required to file no more than an aggregate of 5 Registration Statements on behalf of Security Holder (or Security Holders in the event of an assignment of this Agreement) pursuant to this Subsection 2.A, plus any number of additional Registration Statements (not to exceed an aggregate of an additional 5) as to which, at the time of the first filing with the SEC, the Security Holder (or Security Holders in the event of an assignment of this Agreement) and its underwriter(s) have reasonably estimated that the price to the public of the Registrable Securities to be sold (before discounts, commissions, and expenses) will be equal to or greater than $50,000,000;

                  (2) the Company shall not be obligated (i) to file a requested Registration in the event that the aggregate number of Registrable Securities to be included in such requested Registration is less than 2 1/2% of the issued and outstanding Common Stock; or (ii) to prepare or file such Registration Statement or an amendment or supplement thereto, and may suspend sales, at any time when the Company reasonably determines (by action of the Company's Board of Directors or an officer duly authorized by the Board of Directors to make such decision) that the filing thereof at the time requested, or the offering of Registrable Securities pursuant thereto, would materially and adversely affect a pending or proposed offering of securities of the Company, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to the Company or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of the Company; provided, however, that such period of sale or distribution shall resume after any such suspension for a number of days necessary to keep such Registration effective for permitted sales thereunder for a term of 90 days. The filing of a Registration Statement, or any amendment or supplement thereto, by the Company may not be deferred, and the sale and distribution of shares may not be suspended, in each case pursuant to the foregoing provisions, for more than 60 days after the abandonment or consummation (or the completion of the distribution of securities in the case of a public offering) of any of the proposals or transactions described therein or, in any event, for more than 120 days during any one year;

                  (3) a Registration Statement filed pursuant to a request of Security Holder shall first include all Registrable Securities requested to be included by Security Holder and, only after such inclusion, may, include securities of the Company being sold for the account of the Company provided, however, that securities to be offered on behalf of the Company will be included in such Registration Statement only to the extent that, in the reasonable opinion of the managing underwriter for the Public Offering of Registrable Securities on behalf of Security Holder, such inclusion will not materially adversely affect the distribution of Registrable Securities on behalf of Security Holder;

                  (4) the selection of an underwriter for a Public Offering of Registrable Securities by Security Holder shall be subject to the approval of the Company, which shall not be unreasonably withheld;

                  (5) for purposes of paragraph (1) of this Subsection A, if a requested Registration Statement is filed and the Company otherwise complies with its obligations hereunder, but the Registration Statement is withdrawn by Security Holder due to a delay in the offering requested by the Company for a period of more than 15 business days pursuant to Section 2, then no requested Registration Statement shall be deemed to have been filed; and

                  (6) no Other Holder (as defined below) shall be entitled to include securities or piggyback in any Registration demanded by Security Holder.

         B. Incidental/"Piggy-back" Registrations. If the Company at any time proposes to file a Registration Statement (other than a Registration Statement filed pursuant to Subsection A of this Section) under the Securities Act relating to a Public Offering of Common Stock to be sold for cash that would permit the registration of Registrable Securities, it will give Security Holder as much advance notice, in writing, as is reasonably practicable under the circumstances, but in any event not less than 5 days, before the filing with the Commission of such Registration Statement, which notice shall set forth the securities proposed to be registered. The notice shall offer to include in such filing such amount of Registrable Securities as Security Holder may request. If Security Holder wishes to have Registrable Securities registered for sale in the Public Offering pursuant to this Subsection B, it shall advise the Company in writing within 20 days after the date of receipt of such offer from the Company (or such shorter period, but in any event not less than 5 days, as the Company shall specify in its notice to Security Holder), setting forth the amount of Registrable Securities for which registration is requested. If the managing underwriter of the proposed Public Offering of Common Stock by the Company shall advise the Company in writing that, in the reasonable opinion of the managing underwriter, the distribution of the Registrable Securities requested by Security Holder to be included in the Registration Statement concurrently with securities being registered for sale by the Company would materially adversely affect the distribution of such securities by the Company and Security Holder, then the Company shall so advise the Security Holder and the number of securities that are entitled to be included in the registration and underwriting shall be allocated as follows: (i) in the event a Registration Statement is being filed in connection with the exercise of registration rights by a security holder other than the Security Holder (an "Other Holder"), all of any Other Holder's shares of Common Stock shall be included in the registration and the remaining number of securities that are entitled to be included in the registration shall be allocated (A) 80% to the Company and any other shareholders (not including the Other Holder or the Security Holder) whose shares are to be included in such Registration Statement and (B) 20% to the Security Holder, and (ii) in the event the registration is not being filed in connection with the exercise of registration rights of any Other Holder (a) 80% to the Company and any other shareholders (not including Security Holder) whose shares are to be included in such Registration Statement and (b) 20% to Security Holder. If any Person does not agree to the terms of any such underwriting, such Person shall be excluded therefrom by written notice from the Company or the underwriter.

                  Nothing contained in this Subsection B shall, however, limit the Company's right to cancel, postpone or withdraw any such registration proposed by the Company for any reason.

                  Any obligation of the Company to effect a registration pursuant to this Subsection B shall be conditioned upon Security Holder entering into an underwriting agreement with the Company and the managing underwriters of the registered offering of the type described in paragraph (10) of Subsection C.

         C. Registration Procedures. If the Company is required by the provisions of Subsections A or B of this Section 2 to effect the Registration of any of the Registrable Securities under the Securities Act, the Company will, as soon as in reasonably practicable:

                  (1) Prepare and file with the Commission a Registration Statement with respect to such securities and use its reasonable best efforts to cause such Registration Statement to become and, subject to paragraph (2) of this Subsection C, remain effective.

                  (2) Keep such Registration effective, and the prospectus used in connection therewith, current for a period of ninety (90) days or until the Security Holder has completed the distribution described in the Registration Statement relating thereto, whichever first occurs (the "Selling Period"); provided, however, that (a) the Selling Period shall be extended for a period of time equal to any period that Security Holder refrains from selling any securities included in such registration pursuant to a suspension under Subsection A.

                  (3) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and such prospectus current in compliance with Section 10 of the Securities Act, and to comply with the provisions of the

Securities Act with respect to the sale or other disposition of all Common Stock covered by such Registration Statement; provided, however, that the Company shall have no obligation under this paragraph (3) after the period required by paragraph (2) of this Subsection C has lapsed.

                  (4) Furnish to Security Holder such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus, summary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents, as Security Holder may reasonably require in order to facilitate the public offering, sale or other disposition of the Registrable Securities owned by Security Holder.

                  (5) Use reasonable best efforts to register or qualify the Common Stock covered by such Registration Statement under such other securities or blue sky laws of jurisdictions in the United States of America as Security Holder shall reasonably request (excluding however any jurisdiction in which the filing would subject the Company to additional tax liability, and any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration or qualification which consent would not be required but for this paragraph (5)), and do such other acts and things as may be required to enable Security Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by Security Holder.

                  (6) Otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act.

                  (7) Immediately notify Security Holder at any time when a prospectus is required to be delivered under the Securities Act within the Selling Period referred to in paragraph (2) of this Subsection C, of the Company becoming aware that the prospectus included in the Registration Statement, or as such prospectus may be amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, and at the request of Security Holder to promptly prepare and furnish to Security Holder a number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing. In the event the Company shall give any such notice, Security Holder shall immediately suspend use of the prospectus and the Selling Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Security Holder shall have received the copies of such supplemented or amended prospectus.

                  (8) In the event that the Company suspends use by Security Holder of a prospectus relating to an offering of Registrable Securities pursuant to a suspension under Subsection A, because the Company is conducting negotiations for a material business combination or due to pending material developments or events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver notice in writing to the effect of the foregoing and, upon receipt of such notice, the Security Holder shall not use the prospectus, and the Selling Period shall cease to run or will not commence, until such Security Holder has received copies of the supplemented or amended prospectus provided for in paragraph 3 of this Subsection C, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company will use reasonable best efforts to ensure that the use of the prospectus may be resumed, and the Selling Period will commence, as promptly as is practicable and, in any event, promptly after the earlier of (x) public disclosure of such material business combination or pending material development or event sufficient to permit an affiliate of the Company to sell Common Stock or (y) in the judgment of the Company, public disclosure of such material business combination or material development or event would not be prejudicial to the Company.

                  (9) Use its reasonable best efforts to list such Registrable Securities on the primary securities exchange or other trading market on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or other trading market, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

                  (10) Enter into such agreements (including an underwriting agreement in customary form and containing customary provisions relating to legal opinions and accountants' letters and customary representations and warranties and customary provisions for mutual indemnification and contribution between the Company and the underwriters for Security Holder) and take such other actions as Security Holder may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

                  (11) Make available for inspection by Security Holder, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by Security Holder or any such underwriter, all customary financial and other records, customary corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all customary information requested by Security Holder, such underwriter, attorney, accountant or agent, as is reasonably needed in connection with such Registration Statement; provided such parties execute confidentiality agreements reasonably acceptable to the Company.

                  Except as otherwise provided in Section 2.7(b) of the Stock Rights and Restriction Agreement, underwriting discounts and commissions attributable to securities offered on behalf of Security Holder plus the fees and expenses of separate counsel for Security Holder incurred in connection with effecting a Registration pursuant to this Section 2 shall be borne by Security Holder. All other expenses incurred in connection with the Registration Statement shall be borne by the Company.

                  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 2 in respect of the Registrable Securities which are to be registered at the request of Security Holder that Security Holder shall furnish to the Company such information regarding the securities held by it and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

         D. Indemnification.

                  (1) In the event of any Registration of any Registrable Securities under the Securities Act pursuant to this Section 2, the Company agrees to indemnify and hold harmless Security Holder, its directors, officers and employees, and each other Person, if any, who controls Security Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Security Holder or any such director, officer, employee or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Security Holder or such director, officer, employee or controlling Person for reasonable legal or any other expenses reasonably incurred by Security Holder or such director, officer, employee or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company in writing for use therein; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus if such untrue statement or alleged untrue statement or omission or alleged omission has been the subject of a notice given to Security Holder pursuant to paragraph (7) of Subsection C if Security Holder after receipt of such notice and prior to the receipt of a corrected prospectus sold a Registrable Security to the Person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof form Security Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Security Holder or such director, officer, employee or participating Person or controlling Person, and shall survive the transfer of such securities by Security Holder.

                  (2) Security Holder agrees to indemnify and hold harmless the Company, its directors, officers and employees and each other Person, if any, who controls the Company against any losses, claims, damages or liabilities joint or several, to which the Company or any such director, officer, or employee or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act at the request of Security Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such alleged untrue statement or alleged omission was made in such Registration Statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company in writing by Security Holder for use therein, and shall reimburse the Company or such director, officer, employee or other Person for any reasonable legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

                  (3) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Subsection E, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligation under this Subsection D to the extent the indemnifying party is not materially prejudiced by such failure. In case any such action is brought against an indemnified party, the indemnified party shall permit the indemnifying party to assume the defense of such action or proceeding, provided that counsel for the indemnifying party, who shall conduct the defense of such action or proceeding shall be approved by the indemnified party (whose approval shall not be unreasonably withheld) and the indemnified party may participate in such defense at such indemnified party's expense unless in the opinion of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim that would prevent the indemnified party's counsel from adequately representing both parties, in which event the indemnifying party shall pay the reasonable fees and expense of separate counsel for the indemnified party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

                  (4) Indemnification similar to that specified in the preceding paragraphs of this Subsection E shall be given by the Company and Security Holder (with such modifications as shall be appropriate) with respect to liability related to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

                  (5) If the indemnification provided for in this Subsection D is unavailable or insufficient to hold harmless an indemnified party under paragraphs (1) or (2) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraphs (1) or (2) above, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Security Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equity considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Security Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Security Holder agree that it would not be just and equitable if contributions pursuant to this paragraph (5) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph (5). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (5) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in paragraph (3) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this paragraph (5). Notwithstanding the provisions of this paragraph (5), in respect of any loss, claim, damage or liability based upon any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact which relates to information other than information supplied by Security Holder, Security Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities offered by it and distributed to the public were offered to the public exceeds the amount of any damages which Security Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this paragraph (5) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this paragraph (5), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in paragraph (3) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this paragraph (5) to the extent such omission is not prejudicial.

         E. Public Availability of Information. The Company shall comply with all public information reporting requirements of the Commission, to the extent required from time to time to enable Security Holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of Security Holder, the Company will deliver to Security Holder a written statement as to whether it has complied with such requirements.

         F. Supplying Information. The Company shall cooperate with Security Holder in supplying such information as may be necessary for Security Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

         G. Specific Performance. Each party hereto acknowledges and agrees that each other party hereto would be irreparably harmed and would have no adequate remedy of law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that, in addition to any other remedies by law or in equity which may be available, the parties hereto shall be entitled to obtain temporary and permanent injunctive relief with respect to any breach or threatened breach of, or otherwise obtain specific performance of the covenants and other agreements contained in this Agreement.

         Section 3. Representations and Warranties of the Company. The Company represents and warrants to Security Holder that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of Security Holder is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors, rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

         Section 4. Representations and Warranties of Security Holder. Security Holder represents and warrants to the Company that (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Security Holder and the consummation by Security Holder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Security Holder and no other corporate proceedings on the part of Security Holder are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by Security Holder and constitutes a valid and binding obligation of Security Holder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against Security Holder in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

         Section 5. Stock Rights and Restrictions Agreement. This Agreement shall be in all respects subject to the terms and conditions of the Stock Rights and Restrictions Agreement between the parties hereto and of even date herewith. As provided in the next sentence, this Agreement may be assigned by Security Holder, in whole or in part, in connection with any transfer (one or more) of Registrable Securities that is permitted under the Stock Rights and Restrictions Agreement except for transfers (i) in a Public Offering or (ii) pursuant to Rule 144 or Rule 145; provided, however, that any such transferee who is not an Affiliate of Security Holder must acquire from the Security Holder a number of Registrable Securities equal to at least 25% of the Eligible Stock then held by Security Holder and its Affiliates. In order for any such transferee to be entitled to the benefits of this Agreement and thereby become a "Security Holder," such transferee must agree to be bound by this Agreement by executing a counterpart of this Agreement. In the event of an assignment or partial assignment of this Agreement pursuant to this Section 5, notices and requests to and from the Company pursuant to this Agreement shall continue to be made only to and from the Security Holder until such time as Security Holder shall otherwise advise the Company in writing from time to time that a transferee-Security Holder(s) will give and receive notices and requests.

         In the event that any such transferee-Security Holder is an E&P Company (as defined in the Stock Rights and Restriction Agreement), then any underwriter for such E&P Company shall have customary access to perform its due diligence obligations with respect to any Registration Statement subject to confidentiality obligations that prohibit the sharing or disclosure of information with such E&P Company, and no such E&P Company shall, by virtue of this Agreement, have access to non-public information of the Company.

         No transfer or assignment of this Agreement shall increase the number of Registrations which the Company is obligated to make under this Agreement.

         Section 6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or transmitted by telex, telegram or facsimile transmission or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Security Holder, to:

                           Shell Louisiana Onshore Properties Inc.
                           P.O. Box 7986
                           Newark, Delaware 19714
                           Attention: Corporate Secretary

                           with a copy to:

                           Shell Oil Company Legal Firm
                           P.O. Box 2463
                           Houston, Texas 77252
                           Attention: Danna M. Walton
                           Fax: 713-241-5056

                  (b)      if to the Company, to:

                           The Meridian Resource Corporation
                           15995 N. Barkers Landing, Suite 300
                           Houston, Texas 77079
                           Attention: Joseph A. Reeves, Jr., Chairman and
                                      Chief Executive Officer
                           Fax: (281) 558-5595
                           with a copy to:

                           Fulbright & Jaworski L.L.P.
                           1301 McKinney Street, Suite 5100
                           Houston, Texas 77010
                           Attention: Curtis W. Huff
                           Fax: (713) 651-5246

         Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         Section 8. Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute a single agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers thereunto duly authorized.

                                   THE MERIDIAN RESOURCE CORPORATION


                                   By    /s/ Joseph A. Reeves
                                     ------------------------------------------
                                   Name  Joseph A. Reeves
                                       ----------------------------------------
                                   Title Chief Executive Officer
                                        ---------------------------------------


                                   SHELL LOUISIANA ONSHORE PROPERTIES INC.


                                   By    /s/ S. P. Methvin
                                     ------------------------------------------
                                   Name  S. P. Methvin
                                       ----------------------------------------
                                   Title President
                                        ---------------------------------------